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Exhibit 10.4

[ORANGE COUNTY BUSINESS BANK LOGO]

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
010274428	THE WILLDAN GROUP OF COMPANIES		06/24/05	NG 1
NOTE AMOUNT	INDEX(W/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$900,000,000	Wall Street Journal Prime plus 0.250%	6.250%	07/01/07	Commercial
Creditor Use Only

COMMERCIAL LOAN AGREEMENT
Single Advance Loan

DATE AND PARTIES.    The date of this Commercial Loan Agreement (Agreement) is June 24, 2005. The parties and their addresses are as follows:

  LENDER:
          ORANGE COUNTY BUSINESS BANK. N.A.
            4875 Mac Arthur Court Suite 100
          Newport Beach, California 92660

  BORROWER:
          THE WILLDAN GROUP OF COMPANIES
            a CALIFORNIA Corporation
          2401 EAST KATELLA AVENUE #300
          ANAHEIM, California 92806

1.
DEFINITIONS.    For the purposes of this Agreement, the following terms have the following meanings.

A.
Accounting Terms.    In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B.
Insiders.    Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C.
Loan.    The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D.
Loan Documents.    Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E.
Pronouns.    The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually or together. "You" and "your" refer to the Loan's lender.

F.
Property.    Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2.
SINGLE ADVANCE.    In accordance with the terms of this Agreement and other Loan Documents, you will provide me with a term note in the amount of $900,000,00 (Principal). I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.

3.
MATURITY DATE.    I agree to fully repay the Loan by July 1, 2007.

4.
WARRANTIES AND REPRESENTATIONS.    I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

A.
Power.    I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B.
Authority.    The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C.
Name and Place of Business.    Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

D.
Hazardous Substances.    Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substances, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.

E.
Use of Property.    After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.

F.
Environmental Laws.    I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property. The property and any activities on the property are in full compliance with all Environmental Law.

G.
Loan Purpose.    This Loan is for Commercial purposes.

H.
No Other Liens.    I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

I.
Compliance With Laws.    I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

J.
Legal Dispute.    There are no pending or threatened lawsuits, arbitrations or other proceedings against me or my property that singly or together may materially and adversely affect my property, operations, financial condition, or business.

K.
Adverse Agreements.    I am not a party to, nor am I bound by, any agreement that is now or is likely to become materially adverse to my business, Property or operations.

  L.
  Other Claims.    There are no outstanding claims or rights that would conflict with the execution, delivery or performance by me of the terms and conditions of this Agreement or the other Loan Documents. No outstanding claims or rights exist that may result in a lien on the Property, the Property's proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by you in writing.

  M.
  Solvency.    I am able to pay my debts as they mature, my assets exceed my liabilities and I have sufficient capital for my current and planned business and other activities. I will not become insolvent by the execution or performance of this Loan.

5.
FINANCIAL STATEMENTS.    I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.

A.
Certification.    I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B.
SEC Reports.    I will provide you with true and correct copies of all reports, notices of statements that I provide to the Securities and Exchange Commission, any securities exchange or my stockholders, owners, or the holders of any material indebtedness as soon as available or at least within days after issuance.

C.
Requested Information.    I will provide you with any other information about my operations, financial affairs and condition within twenty (20) days after your request.

6.
CONVENTS.    Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

A.
Participation.    I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

B.
Inspection.    Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my property is located during regular business hours to do the following.

(1)
You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2)
You may discuss my affairs, finances and business with any one who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.

(3)
You may inspect my Property, audit for the use and disposition of the Property's proceeds and proceeds of proceeds; or do whatever you decide is necessary to preserve and protect the Property and your Interest in the Property.

  After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer or controller and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies to these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

  C.
  Business Requirements.    I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

  D.
  Compliance with Laws.    I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have occurred but are not yet due and payable.

  E.
  New Organization.    I will obtain your written consent and any necessary changes to the Loan Documents before I organize or participate in the organization of any entity, merge into or consolidate with any one, permit any one else to merge into me, acquire all or substantially all of the assets of any one else or otherwise materially change my legal structure, management, ownership or financial condition.

  F.
  Dealing with Insiders.    I will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with any insiders except as required under contracts existing at the time I applied for the Loan and approved by you or as this Agreement otherwise permits. I will not change or breach these contracts existing at Loan application so as to cause an acceleration of or in increase an any payment due.

  G.
  Other Debts.    I will pay when due any and all other debts owned or guaranteed by me and will faithfully perform, or comply with all the conditions and obligations imposed on me concerning the debt or guaranty.

  H.
  Other Liabilities.    I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

  Unless otherwise agreed to in writing by Lender

    *
    Acquisitions of other companies are not permitted

  I.
  Notice to You.    I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document,

    or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

  J.
  Certification of No Default.    On your request, my chief financial officer or controller or my independent accountant will provide you with a written certification that to the best of their knowledge no event of default exists under the terms of this Agreement or the other Loan Documents, and that there exists no other action, condition or event which with the giving of notice or lapse of time or both would constitute a default. As requested, my chief financial officer or controller or my independent accountant will also provide you with computations demonstrating compliance with any financial covenants and ratios contained in this Agreement. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it.

  K.
  Use of Loan Proceeds.    I will not permit the loan proceeds to be used to purchase, carry, reduce, or retire any loan originally incurred to purchase or carry any margin stock or otherwise cause the Loan to violate Federal Reserve Board Regulations U or X, or Section 8 of the Securities and Exchange Act of 1934 and its regulations, as amended.

  L.
  Dispose of No Assets.    Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets depreciated book value or more.

  M.
  No Other Liens.    I will not create, permit or suffer any lien or encumbrance upon any of my properties for or by anyone, other than you, except for: nonconsensual liens imposed by law arising out of the ordinary course of business on obligations that are not overdue or which I am contesting in good faith after making appropriate reserves; valid purchase money security interests on personal property; or any other liens specifically agreed to by you in writing.

  N.
  Guaranties.    I will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to you or as you otherwise specifically agree in writing.

  O.
  No Default under Other Agreements.    I will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default, or which with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which I am a party or by which I may be bound.

  P.
  Legal Disputes.    I will promptly notify you in writing of any threatened or pending lawsuit, arbitration or other proceeding against me or any of my property, not identified in my financial statements, or that singly or together with other proceedings may materially and adversely affect my property, operations, financial condition or business. I will use my best efforts to bring about a favorable and speedy result of any of these lawsuits, arbitrations on other proceedings.

  Q.
  Other Notices.    I will immediately provide you with any information that may materially and adversely affect my ability to perform this Agreement and of its anticipated effect.

  R.
  No Change in Capital.    I will not make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding. If Borrower is a "Subchapter S Corporation" (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower's stock, or purchase or retire any of Borrower's outstanding shares or alter or amend Borrowers capital structure.

    *
    Individual stock repurchases in excess of fifty thousand dollars ($50,000,00) are not permitted unless otherwise agreed to in writing by Lender.

  S.
  Loan Obligations.    I will make full and timely payment of all principal and interest obligations, and comply with the other terms and agreements contained in this Agreement and in the other Loan Documents.

  T.
  Insurance.    I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgage or lender loss payee endorsement for you when these endorsements are available. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with atleast 10 days prior written notice to of cancellation or modification. I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

  U.
  Property Maintenance.    I will keep all tangible and intangible property that I consider necessary or useful in my business in good working condition by making all needed repairs, replacements and improvements and by making all rental, lease or other payments due on this property.

  V.
  Property Lose.    I will immediately notify you and the insurance company when appropriate, of any material casualty, loss or depreciation to the Property or to my other property that affects my business.

  W.
  Accounts Receivable Collection.    I will collect and otherwise enforce all of my unpaid Accounts Receivable at my cost and expense, until you end my authority to do so, which you may do at any time to protect your best interests. I will not sell, assign or otherwise dispose of any Accounts Receivable without your written consent. I will not commingle the Accounts Receivable proceeds with any of my other property.

  X.
  Reserves.    You may set aside and reserve Loan proceeds for Loan interest, fees and expenses, taxes, and insurance.

  No interest will accrue on any reserve Loan proceeds. Disbursement of reserves is disbursement of the Loan's proceeds. At my request, you will disburse the reserves for the purpose they were set aside for, as long as I am not in default under this Agreement. You may directly pay these reserved items, reimburse me for payments I made or reduce the reserves and increase the Loan proceeds available for disbursement.

  Y.
  Minimum Tangible Net Worth.    I will maintain a tangible net worth, determined under consistently applied generally accepted accounting principles, of $9,000,000,00 or more by December 31, 2005 and measured quarterly thereafter. Tangible net worth is the amount that total assets exceed total liabilities. For determining tangible net worth, total assets will exclude all intangible assets, including without limitations goodwill, patents, trademarks, trade names, copyrights, and franchises, and will exclude all Accounts Receivable, owed by my Insiders, that do not provide for a repayment schedule.

  Z.
  Additional Taxes.    I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.

Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall submit to Lender in substance and form satisfactory to Lender:

Additional Financial Reporting Covenants

  Borrower's annual CPA unqualified audited financial statements as available and in no event later than one hundred and fifty (150) days after each fiscal year end. Said financial statements shall be the consolidated statements of all Willdan Group of Companies, including but not limited to all Corporate Guarantors of herein described credit facility,

  Borrower's monthly company prepared, financial statements (including balance sheet and income statement) as soon as available and in no event later than forty five (45) days after each month and,

  Borrower's annual tax returns, including all K-1 schedules and schedule "C" (if applicable), no later than ten (10) days after filing or in the case of extensions (copies also to be provided), no later than six (6) months after first filing due date.

  Guarantor's annual, signed and dated personal financial statement as soon as available but in no event later than June 30th each year, Commencing June 30, 2006.

  Guarantor's annual tax returns, including all K-1 schedules and schedule "C" (if applicable), no later than ten (10) days after filing or in the case of extensions (copies also to be provided), no later than six (6) months after first filing due date.

Financial Reporting Ratios

  Current Ratio. Maintain a Current Ratio in excess of 1.10 to 1.00. The term Current Ratio means Borrower's total Current Assets divided by Borrower's total Current Liabilities. This liquidity ratio will be evaluated at of each quarter end.

  Debt Service Coverage Ratio. Maintain a ratio of Debt Service Coverage in excess of 1.50:1. The term "Debt Service Coverage" means Borrower's Net Profits plus Depreciation, Depletion and Amortization divided by Borrower's Current Portion of Long Term Indebtedness. This coverage ratio will be evaluated as of each year end.

  At Borrower's option and Lender's concurrence, as long as the loan agreement is in effect, shareholder debt, if subordinated to Lender, will be considered as net worth for purposes of calculating tangible net worth.

Additional Provisions

  Borrower agrees to maintain its principal depository relationship with Lender.

  Dan Heil to subordinate UCC-1 Financing statement, filed as Instrument No. 0401560466 with California Secretary of State.

7.
DEFAULT.    I will be in default if any of the following occur:

A.
Payments.    I fail to make a payment in full within ten (10) days of due date.

  B.
  Insolvency or Bankruptcy.    The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary on involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.

  C.
  Business Termination.    I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

  D.
  Failure to Perform.    I fail to perform any condition or to keep any promise or covenant of this Agreement within twenty (20) days of notice.

  E.
  Other Documents.    A default occurs under the terms of any other Loan Document.

  F.
  Other Agreements.    I am in default on any other debt or agreement I have with you.

  G.
  Misrepresentation.    I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

  H.
  Judgment.    I fail to satisfy or appeal any judgment against me.

  I.
  Forfeiture.    The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

  J.
  Name Change.    I change my name or assume an additional name without notifying you before making such a change.

  K.
  Property Transfer.    I transfer all or a substantial part of my money or property.

  L.
  Property Value.    The value of the Property materially declines or is impaired.

  M.
  Material Change.    Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

  N.
  Insecurity.    You reasonably believe that you are insecure.

8.
REMEDIES.    After I default, and after you give any legally recurred notice and opportunity to cure the default, you may at your option do any one or more of the following.

A.
Acceleration.    You make all or any part of the amount owing by terms of the Loan immediately due. If I am a debtor in a bankruptcy practice or in an application filed under section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application.

B.
Sources.    You may use any and all remedies you have under state or federal law or in any Loan Document.

C.
Insurance Benefits.    You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D.
Payments Made On My Behalf.    Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity Interest rate.

E.
Set-Off.    You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

  My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

  Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amount I could withdraw on my sole request or endorsement.

  Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account. In addition, your right to set-off against any demand deposit accounts I have deposited with you may be limited by applicable California law. In certain circumstances, I may by entitled to a notice of set-off. State law may further limit your right of set-off.

  You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

  F.
  Waiver.    Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9.
COLLECTION EXPENSES AND ATTORNEYS' FEES.    On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection or your rights and remedies under this Agreement or any other Loan Document. Expenses include, but are not limited to attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fess and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

10.
APPLICABLE LAW.    This Agreement is governed by the laws of California, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in California, unless otherwise required by law.

11.
JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS.    My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan of now obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. You may assign all or part of your rights or duties under this Agreement of the Loan Documents without my consent. If you assign this Agreement, all of my covenants, agreements, representations and warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns. I may not assign this Agreement of any of my rights under it without your prior written consent. The duties of the Loan will bind my successors and assigns.

12.
AMENDMENT, INTEGRATION AND SEVERABILITY.    This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

13.
INTERPRETATION.    Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

14.
NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.    Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statements and information I give you will be correct and complete. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

15.
WAIVER OF JURY TRIAL.    All of the parties to this agreement agree to waive our respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding, or hearing brought by either party on any matter arising out of or in any way related to this transaction, the parties' relationship or any claim of injury or damage or the enforcement of any remedy under any law, statute, or regulation, in effect or as amended.

16.
SIGNATURE.    By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

BORROWER:
THE WILLDAN GROUP OF COMPANIES
By:	/s/ Dan W. Heil
DAN W. HEIL, CHAIRMAN OF THE BOARD

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  Exhibit 10.4
COMMERCIAL LOAN AGREEMENT Single Advance Loan